UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 22, 2009
PROLIANCE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13894	34-1807383
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

100 Gando Drive
New Haven, Connecticut		06513
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 203-401-6450

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 22, 2009, Proliance International, Inc. (the “Company”) entered into the Thirty-Sixth Amendment (the “Thirty-Sixth Amendment”) of the Credit and Guaranty Agreement (as amended prior to June 22, 2009, the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, the “Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, and Wells Fargo Foothill, LLC (“Wells Fargo”), as a lender and borrowing base agent for the Lenders.
Pursuant to the Thirty-Sixth Amendment, and upon the terms and subject to the conditions thereof, the Waiver Reserve expiration due to occur on June 22, 2009 was extended until June 26, 2009. In addition, the Forbearance, granted in the Twenty-Second Amendment, which was due to expire on June 22, 2009, was extended until June 26, 2009.
The foregoing description of the Thirty-Sixth Amendment does not purport to be complete and is qualified in its entirety by reference to the Thirty-Sixth Amendment, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is attached to this Current Report on Form 8-K:
10.1	Thirty-Sixth Amendment to Credit Agreement dated June 22, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: June 22, 2009	By:	/s/ Arlen F. Henock
Arlen F. Henock
Executive Vice President and Chief Financial Officer